EXHIBIT 99.1

Republic Services, Inc. Reports
First Quarter 2023 Results

●	First Quarter Total Revenue Growth of 21 Percent Included Approximately 11 Percent Growth from Acquisitions
●	Reported Earnings Per Share of $1.21 and Adjusted Earnings Per Share of $1.24
●	Generated Cash Flow from Operations of $688 Million and Adjusted Free Cash Flow of $496 Million
●	Invested More Than $200 Million in Value-Creating Acquisitions
●	Named to Barron's 2023 100 Most Sustainable Companies List

PHOENIX (April 27, 2023) – Republic Services, Inc. (NYSE: RSG) today reported net income of $383.9 million, or $1.21 per diluted share, for the three months ended March 31, 2023, versus $352.0 million, or $1.11 per diluted share, for the comparable 2022 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended March 31, 2023 was $393.7 million, or $1.24 per diluted share, versus $360.7 million, or $1.14 per diluted share, for the comparable 2022 period.

“We started the year strong with broad-based contribution across our business," said Jon Vander Ark, president and chief executive officer. "We delivered double-digit revenue growth once again, which was balanced between organic growth and acquisitions. Pricing in excess of cost inflation drove underlying margin expansion, and our environmental solutions business delivered revenue and profitability targets ahead of schedule. We remain encouraged by what we see in the marketplace, and are well positioned to continue to capitalize on growth opportunities.”

First-Quarter 2023 Highlights:

*Total revenue growth of 20.6 percent includes 9.6 percent of organic growth and 11.0 percent of growth from acquisitions.

*Core price on total revenue increased revenue by 8.2 percent. Core price on related business revenue increased revenue by 9.3 percent, which consisted of 11.7 percent in the open market and 5.4 percent in the restricted portion of the business.

*Revenue growth from average yield on total revenue was 6.5 percent, and volume increased revenue by 1.6 percent. Revenue growth from average yield on related business revenue was 7.4 percent, and volume increased related business revenue by 1.8 percent.

*Net income was $383.9 million, or 10.7 percent of revenue.

*EPS was $1.21 per share, an increase of 9.0 percent over the prior year.

*Adjusted EPS, a non-GAAP measure, was $1.24 per share, an increase of 8.8 percent over the prior year.

*Adjusted EBITDA, a non-GAAP measure, was $1,040.0 million and adjusted EBITDA margin, a non-GAAP measure, was 29.0 percent of revenue. Adjusted EBITDA margin was 30.1 percent in the recycling and solid waste business and 20.6 percent in the environmental solutions business.

*Cash invested in acquisitions was $224.1 million, all of which was in the recycling and solid waste business.

*Cash returned to shareholders through dividends was $156.4 million.

*The Company's average recycled commodity price per ton sold during the first quarter was $105. This represents an increase from the fourth quarter of 2022 of $17 per ton and a decrease of $96 per ton over the prior year.

*Republic was recognized by several leading organizations during the quarter, including:
*Barron's 2023 100 Most Sustainable Companies List
*Fortune's 2023 World's Most Admired Companies List
*Ethisphere's 2023 World's Most Ethical Companies® List

Company Declares Quarterly Dividend

Republic previously announced that its Board of Directors declared a regular quarterly dividend of $0.495 per share for shareholders of record on July 3, 2023. The dividend will be paid on July 14, 2023.

Presentation of Certain Key Performance Metrics and Non-GAAP Measures
Adjusted diluted earnings per share, adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Key Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.
About Republic Services
Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste, container rental and field services. Republic’s industry-leading commitments to advance circularity, reduce emissions and decarbonize operations are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132.2	$143.4
Accounts receivable, less allowance for doubtful accounts and other of $58.8 and $51.9, respectively	1,686.4	1,677.2
Prepaid expenses and other current assets	422.8	536.5
Total current assets	2,241.4	2,357.1
Restricted cash and marketable securities	132.7	127.6
Property and equipment, net	10,658.6	10,744.0
Goodwill	14,622.2	14,451.5
Other intangible assets, net	355.5	347.2
Other assets	1,071.0	1,025.5
Total assets	$29,081.4	$29,052.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$984.2	$1,221.8
Notes payable and current maturities of long-term debt	457.1	456.0
Deferred revenue	467.1	443.0
Accrued landfill and environmental costs, current portion	135.2	132.6
Accrued interest	63.2	79.0
Other accrued liabilities	922.5	1,058.3
Total current liabilities	3,029.3	3,390.7
Long-term debt, net of current maturities	11,467.8	11,329.5
Accrued landfill and environmental costs, net of current portion	2,153.6	2,141.3
Deferred income taxes and other long-term tax liabilities, net	1,556.5	1,528.8
Insurance reserves, net of current portion	328.2	315.1
Other long-term liabilities	628.7	660.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 320.6 and 320.3 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,858.4	2,843.2
Retained earnings	7,582.7	7,356.3
Treasury stock, at cost; 4.3 and 4.2 shares, respectively	(518.5)	(504.6)
Accumulated other comprehensive loss, net of tax	(9.3)	(12.1)
Total Republic Services, Inc. stockholders' equity	9,916.5	9,686.0
Non-controlling interests in consolidated subsidiary	0.8	0.8
Total stockholders' equity	9,917.3	9,686.8
Total liabilities and stockholders' equity	$29,081.4	$29,052.9

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$3,581.1	$2,970.1
Expenses:
Cost of operations	2,169.5	1,763.6
Depreciation, amortization and depletion	358.7	310.4
Accretion	24.1	21.7
Selling, general and administrative	379.2	307.8
Restructuring charges	5.5	6.0
Operating income	644.1	560.6
Interest expense	(126.7)	(83.5)
Loss on extinguishment of debt	(0.2)	—
Gain (loss) from unconsolidated equity method investments	1.0	(3.8)
Interest income	1.4	0.5
Other income (expense), net	2.5	(1.6)
Income before income taxes	522.1	472.2
Provision for income taxes	138.2	120.3
Net income	383.9	351.9
Net income attributable to non-controlling interests in consolidated subsidiary	—	0.1
Net income attributable to Republic Services, Inc.	$383.9	$352.0
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.21	$1.11
Weighted average common shares outstanding	316.7	316.6
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.21	$1.11
Weighted average common and common equivalent shares outstanding	317.1	317.2
Cash dividends per common share	$0.495	$0.460

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Three Months Ended March 31,
	2023	2022
Cash provided by operating activities:
Net income	$383.9	$351.9
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	382.8	332.1
Non-cash interest expense	24.7	18.8
Stock-based compensation	11.6	12.4
Deferred tax provision	14.5	24.9
Provision for doubtful accounts, net of adjustments	7.8	6.6
Loss on extinguishment of debt	0.2	—
Gain on disposition of assets and asset impairments, net	(3.8)	(1.7)
(Gain) loss from unconsolidated equity method investments	(1.0)	3.8
Other non-cash items	(1.6)	3.4
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(3.3)	(38.4)
Prepaid expenses and other assets	87.2	54.8
Accounts payable	(71.1)	73.0
Capping, closure and post-closure expenditures	(8.8)	(7.1)
Remediation expenditures	(11.6)	(10.0)
Other liabilities	(126.2)	(118.9)
Proceeds for retirement of certain hedging relationships	2.4	—
Cash provided by operating activities	687.7	705.6
Cash (used in) provided by investing activities:
Purchases of property and equipment	(378.6)	(334.1)
Proceeds from sales of property and equipment	6.0	16.8
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(290.9)	(81.6)
Cash paid for business divestitures	(0.7)	—
Purchases of restricted marketable securities	(4.5)	(2.5)
Sales of restricted marketable securities	4.4	2.1
Other	11.0	(0.1)
Cash used in investing activities	(653.3)	(399.4)
Cash provided by (used in) financing activities:
Proceeds from credit facilities and notes payable, net of fees	6,675.5	638.9
Proceeds from issuance of senior notes, net of discount and fees	1,183.6	—
Payments of credit facilities and notes payable	(7,729.5)	(590.9)
Issuances of common stock, net	(11.0)	(11.5)
Purchases of common stock for treasury	—	(203.5)
Cash dividends paid	(156.4)	(145.9)
Contingent consideration payments	(4.2)	(1.8)
Cash used in financing activities	(42.0)	(314.7)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(7.6)	(8.5)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	214.3	105.6
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$206.7	$97.1

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2022. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023		2022
Collection:
Residential	$685.1	19.1%	$627.9	21.1%
Small-container	1,056.3	29.5	915.6	30.8
Large-container	701.9	19.6	621.1	20.9
Other	15.1	0.4	12.4	0.4
Total collection	2,458.4	68.6	2,177.0	73.2
Transfer	395.5		362.7
Less: intercompany	(222.2)		(197.8)
Transfer, net	173.3	4.8	164.9	5.6
Landfill	688.7		617.0
Less: intercompany	(296.1)		(267.5)
Landfill, net	392.6	11.0	349.5	11.8
Environmental solutions	430.3		108.9
Less: intercompany	(22.0)		(9.6)
Environmental solutions, net	408.3	11.4	99.3	3.3
Other:
Recycling processing and commodity sales	71.1	2.0	99.8	3.4
Other non-core	77.4	2.2	79.6	2.7
Total other	148.5	4.2	179.4	6.1
Total revenue	$3,581.1	100.0%	$2,970.1	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Average yield	6.5%	4.2%
Fuel recovery fees	1.5	1.9
Total price	8.0	6.1
Volume	1.6	3.6
Change in workdays	0.4	—
Recycling processing and commodity sales	(0.9)	0.4
Environmental solutions	0.5	0.4
Total internal growth	9.6	10.5
Acquisitions / divestitures, net	11.0	3.9
Total	20.6%	14.4%

Core price	8.2%	6.0%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
	As a % of Related Business
Core price	9.3%	6.5%
Average yield	7.4%	4.5%
Volume	1.8%	3.9%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023		2022
	Yield	Volume	Yield	Volume
Collection:
Residential	4.6%	1.4%	3.8%	(0.4)%
Small-container	10.2%	1.6%	5.0%	4.3%
Large-container	9.4%	0.8%	7.5%	4.8%
Landfill:
Municipal solid waste	5.6%	1.2%	2.7%	1.7%
Construction and demolition waste	5.2%	0.6%	2.1%	5.1%
Special waste	—%	21.7%	—%	8.7%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three months ended March 31, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31
	2023		2022
Labor and related benefits	$738.1	20.6%	$608.9	20.5%
Transfer and disposal costs	249.6	7.0	213.0	7.2
Maintenance and repairs	326.6	9.1	268.9	9.0
Transportation and subcontract costs	285.2	8.0	213.2	7.2
Fuel	144.4	4.0	129.3	4.3
Disposal fees and taxes	83.7	2.3	79.4	2.7
Landfill operating costs	81.6	2.3	61.5	2.1
Risk management	93.1	2.6	68.4	2.3
Other	167.2	4.7	121.0	4.1
Total cost of operations	$2,169.5	60.6%	$1,763.6	59.4%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three months ended March 31, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2023		2022
Salaries	$252.5	7.1%	$212.9	7.2%
Provision for doubtful accounts	7.8	0.2	6.6	0.2
Other	111.3	3.1	83.5	2.8
Subtotal	371.6	10.4	303.0	10.2
US Ecology acquisition integration and deal costs	7.6	0.2	4.8	0.2
Total selling, general and administrative expenses	$379.2	10.6%	$307.8	10.4%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
KEY PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three months ended March 31, 2023 and 2022. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Also presented below is adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended March 31, 2023.

EBITDA and EBITDA Margin
The following table calculates EBITDA and EBITDA margin for the three months ended March 31, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2023		2022
Net income attributable to Republic Services, Inc.	$383.9	10.7%	$352.0	11.9%
Net income attributable to noncontrolling interests	—		(0.1)
Provision for income taxes	138.2		120.3
Other (income) expense, net	(2.5)		1.6
Interest income	(1.4)		(0.5)
Interest expense	126.7		83.5
Depreciation, amortization and depletion	358.7		310.4
Accretion	24.1		21.7
EBITDA and EBITDA margin	$1,027.7	28.7%	$888.9	29.9%

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three months ended March 31, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended March 31,
	2023		2022
EBITDA	$1,027.7	28.7%	$888.9	29.9%
(Gain) loss from unconsolidated equity method investment	(1.0)		3.8
Loss on extinguishment of debt and other related costs	0.2		—
Restructuring charges	5.5		6.0
US Ecology acquisition integration and deal costs	7.6		4.8
Total adjustments	12.3		14.6
Adjusted EBITDA and adjusted EBITDA margin	$1,040.0	29.0%	$903.5	30.4%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three months ended March 31, 2023 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended March 31, 2023
	Recycling & Solid Waste	Environmental Solutions	Total
Revenue	$3,166.7	$414.4	$3,581.1
Adjusted EBITDA(a)	$954.5	$85.5	$1,040.0
Adjusted EBITDA Margin	30.1%	20.6%	29.0%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
The amounts shown for Recycling & Solid Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.

Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three months ended March 31, 2023 and 2022.

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2022
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(2)	Republic	Share	Income	Impact(2)	Republic	Share
As reported	$522.1	$138.2	$383.9	$1.21	$472.2	$120.3	$352.0	$1.11
Loss on extinguishment of debt and other related costs (1)	0.2	—	0.2	—	—	—	—	—
Restructuring charges	5.5	1.5	4.0	0.01	6.0	1.6	4.4	0.02
US Ecology acquisition integration and deal costs	7.6	2.0	5.6	0.02	4.8	0.5	4.3	0.01
Total adjustments	13.3	3.5	9.8	0.03	10.8	2.1	8.7	0.03
As adjusted	$535.4	$141.7	$393.7	$1.24	$483.0	$122.4	$360.7	$1.14
(1) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended March 31, 2023.
(2) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.

We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
(Gain) loss from unconsolidated equity method investments. The (gain) loss from unconsolidated equity method investments primarily relates to non-controlling equity interests in certain limited liability companies that qualified for investment tax credits under Section 48 of the Internal Revenue Code. We believe that adjusting EBITDA for our (gain) loss from unconsolidated equity method investments is useful to our investors as the relevant income tax benefit, primarily investment tax credits, is not included in the calculation of EBITDA.
Loss on extinguishment of debt. During the three months ended March 31, 2023, we incurred a loss on the early extinguishment of debt related to the early repayment of a portion of our term loan facility. We incurred non-cash charges related to the proportional share of unamortized deferred issuance costs.
Restructuring charges. During the three months ended March 31, 2023 we incurred restructuring charges primarily related to the redesign of our customer billing and asset management software systems. During the three months ended March 31, 2022, we incurred restructuring charges primarily related to the redesign of our general ledger, budgeting, and procurement enterprise resource planning systems, which was completed with the systems being placed into production in the fourth quarter of 2022.
US Ecology acquisition integration and deal costs. During the three months ended March 31, 2023 and 2022, we incurred $7.6 million and $4.8 million, respectively, of acquisition integration and deal costs in connection with the acquisition of US Ecology, which included certain costs to close the acquisition and integrate the business, including stock compensation expense for unvested equity awards at closing as well as severance and change-in-control payments. The acquisition closed on May 2, 2022. We expect to be substantially complete with our integration activities by the end of 2023.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Cash provided by operating activities	$687.7	$705.6
Property and equipment received	(206.8)	(197.9)
Proceeds from sales of property and equipment	6.0	16.8
Restructuring payments, net of tax	3.7	4.3
US Ecology acquisition integration and deal costs, net of tax	4.9	2.1
Adjusted free cash flow	$495.5	$530.9
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$378.6	$334.1
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(171.8)	(136.2)
Property and equipment received during the period	$206.8	$197.9
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of March 31, 2023 and December 31, 2022, accounts receivable were $1,686.4 million and $1,677.2 million, net of allowance for doubtful accounts of $58.8 million and $51.9 million, respectively, resulting in days sales outstanding of 42.9, or 31.0 days net of deferred revenue, compared to 43.3, or 31.8 days net of deferred revenue, respectively. Excluding our acquisition of US Ecology, our days sales outstanding were 38.8, or 26.7 days net of deferred revenue, as of March 31, 2023.
CASH DIVIDENDS
In January 2023, we paid a cash dividend of $156.4 million to shareholders of record as of January 3, 2023. As of March 31, 2023, we recorded a quarterly dividend payable of $156.5 million to shareholders of record at the close of business on April 3, 2023, which was paid on April 14, 2023.
SHARE REPURCHASE PROGRAM
During the three months ended March 31, 2023, there were no shares of common stock repurchased. As of March 31, 2023, the remaining authorized purchase capacity under our October 2020 repurchase program was $1.5 billion.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and increasing interest rates, our ability to effectively integrate and manage companies we acquire, including US Ecology, and to realize the anticipated benefits of any such acquisitions, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.